CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements and Experts”, and to the use of our reports dated July 16, 2007 with respect to Dreyfus Municipal Money Market Fund, Inc. and January 16, 2007 with respect to Dreyfus Florida Municipal Money Market Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Municipal Money Market Fund, Inc.

ERNST & YOUNG LLP

New York, New York
July 24, 2007